                                                                    EXHIBIT 3.1


                         CERTIFICATE OF INCORPORATION

                                      OF

                             JLM INDUSTRIES, INC.


                                   -------


        I, THE UNDERSIGNED, in order to form a corporation for the purposes hereinafter stated, under and pursuant to the provisions of the General Corporation Law of the State of Delaware, do hereby certify as follows:

        FIRST:  The name of the corporation is
                             JLM INDUSTRIES, INC.

        SECOND: Its registered office is to be located at 229 South State Street, in the City of Dover, in the County of Kent, in the State of Delaware. The name of its registered agent at that address is the United States Corporation Company.

        THIRD: The purpose of the corporation is to engage in any lawful act or activity for which corporation may be organized under the General Corporation Law of Delaware.

        FOURTH: The total number of shares of stock which the corporation is authorized to issue is three thousand (3,000) shares, all of which are without par value.

        FIFTH:  The name and address of the single incorporator are
        Maureen Hennelly            70 Pine Street, New York, NY 10270

        SIXTH: The By-Laws of the corporation may be made, altered, amended, changed, added to or repealed by the Board of Directors without the assent or vote of the stockholders. Elections of directors need not be by ballot unless the By-Laws so provided.

        SEVENTH: The corporation shall, to the full extent permitted by Section 145 of the Delaware General Corporation Law, as amended from time to time, indemnify all persons whom it may indemnify pursuant thereto.

        EIGHTH: The corporation reserves the right to amend, alter, change or repeal any provisions contained in this certificate in the manner now or hereafter prescribed by law, and all rights and powers conferred herein on stockholders, directors and officers are subject to this reserved power.

        IN WITNESS WHEREOF, I have hereunto set my hand and seal, the 18th day of March, 1986.



                                        /s/ Maureen Hennelly        (L.S.)
                                        ----------------------------
                                             Maureen Hennelly

                           CERTIFICATE OF AMENDMENT

                                      OF

                         CERTIFICATE OF INCORPORATION

                                      OF

                             JLM INDUSTRIES, INC.


        IT IS HEREBY CERTIFIED THAT:

        1. The name of the corporation (hereinafter called "Corporation") is JLM INDUSTRIES, INC.

        2. The Certificate of Incorporation of the Corporation is hereby amended by striking out Article 1. thereof and by substituting in lieu of said Article the following new Article.


        "1.     The name of the Corporation is J L M Holdings, Inc."

        3. The amendment of the Certificate of Incorporation of the Corporation herein certified has been duly adopted in accordance with the provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware.


        Signed and attested to on December 18, 1991.


                                                /s/ John L. Macdonald
                                                --------------------------------
                                                John L. Macdonald, President


Attest:

/s/ Michael Molina
--------------------------------
Michael Molina, Secretary

                           CERTIFICATE OF AMENDMENT

                                      OF

                        CERTIFICATION OF INCORPORATION

                                      OF

                             J L M HOLDINGS, INC.

        IT IS HEREBY CERTIFIED THAT:


        1. The name of the corporation (formerly, JLM Industries, Inc.) (hereinafter called the "Corporation")) is J L M Holdings, Inc.

        2. The Certificate of Incorporation of the Corporation is hereby amended by striking out Article 1. thereof and by substituting in lieu of said Article the following new Article.

        "1.     The name of the Corporation is JLM Industries, Inc."

        3. The amendment of the Certificate of Incorporation of the Corporation herein certified has been duly adopted in accordance with the provision of Sections 228 and 242 of the General Corporation Law of the State of Delaware.

        Signed and attested to on April 9, 1992.


                                        /s/ John L. Macdonald
                                        --------------------------------
                                        John L. Macdonald, President

Attest:


/s/ Michael Mollna
-------------------------
Michael Mollna, Secretary

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                              JLM INDUSTRIES, INC.


         JLM Industries, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

         DOES HEREBY CERTIFY:

         FIRST: That the Board of Directors of JLM Industries, Inc. has duly adopted resolutions setting forth a proposed amendment of the Certificate of Incorporation of said Corporation, declaring said amendment to be advisable and calling for a vote of the stockholders of said Corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

                 RESOLVED, that the Certificate of Incorporation, as amended, of this Corporation be amended by changing the Article thereof numbered "Fourth" so that, as amended said Article shall be read as follows:

                                 Capital Stock

                 (A) Authorized Capitalization. The total number of shares of capital stock authorized to be issued by this corporation shall be:

                          30,000,000 shares of common stock, par value $.01 per share (the "Common Stock"); and

                          5,000,000 shares of preferred stock, par value $.01 per share (the "Preferred Stock").

                 (B) The designation, relative rights, preferences and liabilities of each class of stock, itemized by class, shall be as follows:

                 1. Preferred. Shares of the Preferred Stock may be issued from time to time in one or more series. The board of directors of this Corporation (hereafter the "Board of Directors" or "Board") by resolution shall establish each series of Preferred Stock and fix and determine the number of shares and the designations, preferences, limitations and relative rights of each such series, provided that all shares of the Preferred Stock shall be identical except as to the following relative rights and preferences, as to which there may be variations fixed and determined by the Board of Directors between different series:

                          (a)     The rate or manner of payment of dividends.

                          (b) Whether shares may be redeemed and, if so, the redemption price and the terms and conditions of redemption.

                          (c) The amount payable upon shares in the event of voluntary and involuntary liquidation.

                          (d) Sinking fund provisions, if any, for the redemption or purchase of shares.

                          (e) The terms and conditions, if any, on which the shares may be converted.

                          (f)     Voting rights, if any.

                          (g) Any other rights or preferences now or hereafter permitted by the laws of the State of Delaware as variations between different series of preferred stock.

                 2. Common. Each share of Common Stock shall be entitled to one vote on all matters submitted to a vote of stockholders, except matters required to be voted on exclusively by holders of Preferred Stock or of any series of Preferred Stock. The holders of Common Stock shall be entitled to such dividends as may be declared by the Board of Directors from time to time, provided that required dividends, if any, on the Preferred Stock have been paid or provided for. In the event of the liquidation, dissolution, or winding up, whether voluntary or involuntary, of this Corporation, the assets and funds of this Corporation available for distribution to stockholders, and remaining after the payment to holders of Preferred Stock of the amounts to which they are entitled, shall be divided and paid to the holders of the Common Stock according to their respective shares.

         (C)     No Preemptive Rights.

                 1. Preferred Stock. Unless otherwise specifically provided in the terms of the Preferred Stock, the holders of any class of Preferred Stock of this Corporation shall have no preemptive right to subscribe for and purchase their proportionate share of any additional Preferred Stock (of the same class or otherwise) or Common Stock issued by this Corporation, from and after the issuance of the shares originally subscribed for by the stockholders of this Corporation, whether such additional shares be issued for cash, property, services or any other consideration and whether or not such shares be presently authorized or be authorized by subsequent amendment to the Certificate of Incorporation of this corporation.

                 2. Common Stock. The holders of Common Stock of this Corporation shall have no preemptive right to subscribe for and purchase their proportionate share of any additional Preferred Stock or Common Stock issued by this Corporation, from and after the issuance of the shares originally subscribed for by the stockholders of this Corporation, whether such additional shares be issued for cash, property, services or any other consideration and whether or not such shares be presently authorized or be authorized by subsequent amendment to these Articles of Incorporation.

         (D) Payment for Stock. The consideration for the issuance of shares of capital stock may be paid, in whole or in part, in cash, in promissory notes, in other property (tangible or intangible), in labor or services actually performed for this Corporation, or in other benefits to this Corporation at a fair valuation to be fixed by the Board of Directors. When issued, all shares of stock shall be fully paid and non-assessable.

         (E) Treasury Stock. The Board of Directors of this Corporation shall have the authority to acquire by purchase and hold from time to time any shares of its issued and outstanding capital stock for such consideration and upon such terms and conditions as the Board of Directors in its discretion shall deem proper and reasonable in the interest of this Corporation.

                 *                        *                          *

         SECOND: That thereafter, pursuant to resolution of its Board of Directors, the amendment was submitted to the stockholders for approval and the stockholders unanimously approved the amendment to the Certificate of Incorporation by written consent in accordance with Section 228 of the General Corporation Law of the State of Delaware.

         THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

         FOURTH: Immediately prior to the effectiveness of the amendment effected by this Certificate of Amendment to the Certificate of Incorporation (the "Amendment"), this Corporation was authorized to issue up to 3,000 shares of no par value per share common stock ("Old Common Stock"), of which there are 852 shares issued and outstanding and 48 shares outstanding but held as treasury stock by this Corporation as of immediately prior to the effectiveness of the Amendment, but no other class of capital stock. Upon effectiveness of the Amendment, this Corporation shall be authorized to issue up to 30,000,000 shares of $.01 par value per share common stock ("New Common Stock") and up to 5,000,000 shares of $.01 par value per share preferred stock created by the Amendment ("New Preferred Stock"), but no other class of capital stock. Pursuant to, in connection with and simultaneously with the effectiveness of the Amendment, there shall be a reclassification and conversion of all shares of Old Common Stock, such that each share of Old Common Stock that is issued and outstanding as of immediately prior to the effectiveness of the Amendment shall be automatically reclassified and converted into the same number of shares of New Common Stock (meaning that all 852 shares of Old Common Stock issued and outstanding and 48 shares outstanding but held as treasury stock by this corporation as of immediately prior to the effectiveness of the Amendment shall be automatically reclassified and converted into 900 shares of New Common Stock with $.01 par value per share), such reclassification and conversion to be effective simultaneously with the effectiveness of the Amendment and without any further act by any person. Upon effectiveness of the Amendment, there shall not be outstanding any shares of New Preferred Stock.

         IN WITNESS WHEREOF, said JLM Industries, Inc. has caused this certificate to be signed by Frank A. Musto, its authorized officer, this 22nd day of May, 1997.


                                        JLM INDUSTRIES, INC.


                                        BY:     /s/ Frank A. Musto
                                                -----------------------------
                                                Frank A. Musto, Vice
                                                President and Chief Financial
                                                Officer